Exhibit 10.5a

WAIVER, CONSENT AND AMENDMENT AGREEMENT

This Waiver, Consent and Amendment Agreement (“Agreement”) is executed, effective as of May 7, 2002, among (i) Multi-Color Corporation, an Ohio corporation (the “Company”); (ii) John C. Court (“Court”); (iii) Burton D. Morgan (“Morgan”); (iv) John D. Littlehale (“Littlehale”); (v) John R. Voelker (“Voelker”); (vi) Thomas F. Costello (“Costello”); and (vii) Philip E. Courtier (“Courtier”). Court, Morgan, Littlehale, Voelker, Costello and Courtier shall each be referred to as a “Shareholder” and collectively, as the “Shareholders.”

RECITALS:

A.    Each of the Shareholders is a holder of shares of the Company’s common stock (“Common Stock”) and, together with the Company, is a party to a First Refusal Agreement, dated July 1, 1987, a copy of which is attached hereto as Exhibit A (the “First Refusal Agreement”).

B.    For estate planning purposes, Court wishes to make one or more transfers of shares of Common Stock held in his individual name (the “Court Shares”) to a revocable trust for the benefit of Court or his wife, Georgia M. Court, or their lineal descendent, Andrew G. B. Court, and/or to other potential beneficiaries of Court’s estate, including, without limitation, a private foundation or other charitable trust or entity established by Court, whether such transfers occur during his lifetime or after his death (the “Proposed Transfers”).

C.    Paragraph (3) of the First Refusal Agreement requires that, before completing the Proposed Transfers, Court provide first to the Company and then to the other Shareholders the right to purchase the Court Shares on the terms and conditions set forth in the First Refusal Agreement.

D.    The Company is willing to consent to the Proposed Transfers and to waive its right to purchase the Court Shares in connection therewith, provided that the Court Shares remain subject to the terms of the First Refusal Agreement.

E.    In addition to their willingness to consent to the Proposed Transfers and to waive their rights to purchase the Court Shares in connection therewith, in order to facilitate all future transfers of Common Stock that are subject to the First Refusal Agreement, and in consideration of the reciprocal waivers of each other Shareholder, each of the Shareholders desires to waive and relinquish all rights that he may have under the First Refusal Agreement with respect to all future transfers of Common Stock, including but not limited to the Proposed Transfers.

NOW, THEREFORE, in consideration of the recitals, the Company and the Shareholders hereby agree as follows:

1.    COMPANY’S WAIVER AND CONSENT.    The Company hereby consents to the Proposed Transfers and waives its right under Paragraph (3) of the First Refusal Agreement to purchase the Court Shares in connection therewith; provided, however the following conditions shall apply: (i) that the Court Shares transferred in accordance with the Proposed Transfers shall remain subject to the First Refusal Agreement in the hands of the transferee(s); (ii) that the transferee(s) shall take the Court Shares subject to the terms and restrictions imposed by the First Refusal Agreement; (iii) that, upon the Company’s request, the transferee(s) to whom the Court Shares are transferred shall execute and deliver to the Company a Right of First Refusal Agreement in a form similar to the First Refusal Agreement, as amended; and (iv) that certificates representing the Court Shares transferred in accordance with the Proposed Transfers shall, in the hands of the transferee(s), continue to bear the legend required by and set forth in Paragraph (4) of the First Refusal Agreement. The Company and each of the Shareholders hereby acknowledge and agree that (a) the Company’s waiver and consent contained in this Section 1 is limited to the Proposed Transfers and shall not be deemed to constitute a waiver by the Company with respect to any other transfer or any other term, provision or condition of the First Refusal Agreement; (b) the Company’s waiver and consent contained in this Section 1 is applicable to the Proposed Transfers, whenever completed and whether or not made within the ten-business-day-period set forth in Paragraph (3) of the First Refusal Agreement, as amended; and (c) the terms and conditions of the First Refusal Agreement shall remain in full force and effect except as specifically amended by the terms of this Agreement.

2.    WAIVER AND CONSENT OF SHAREHOLDERS.    Each Shareholder, and each of their respective successors and permitted assigns, hereby waives and relinquishes all of his rights under the First Refusal Agreement to purchase Common Stock and to receive notice of any future proposed transfers of Common Stock by a Shareholder. This waiver and consent of the Shareholders relates to and constitutes a waiver on each of their parts with respect to all future transfers of Common Stock, including but not limited to the Proposed Transfers of the Court Shares.

3.    AMENDMENTS TO THE FIRST REFUSAL AGREEMENT.    The Company and each of the Shareholders hereby agrees that Paragraph (3) of the First Refusal Agreement shall be amended to read as follows:

“(3) Purchase Rights. Prior to the sale or transfer of Common Stock not described in Paragraph (2) hereof by a Shareholder to any person other than the Company, the Shareholder proposing to make such sale or transfer hereby grants to the Company the right to purchase the Common Stock proposed to be sold or transferred. For such purposes, the proposing Shareholder shall submit to the Company a notice of proposed sale of Common Stock identifying the proposed buyer and setting forth the price and other terms and conditions of such sale on the form of notice attached as Exhibit A. Thereafter, the Company shall have the right for a period of seven business days to purchase all, but not less than all, of such Common Stock. The purchase price for the Common Stock shall be the average of the bid and asked prices during the five trading days commencing on the third trading day preceding the date of notice by the Shareholder. In the event the Common Stock of the Company is traded on an exchange or otherwise quoted with last sales prices, the last sale prices for such period shall be utilized for the purpose of setting the price.

If the Company does not exercise its right to purchase within the time period set forth above, the Shareholder submitting the notice shall thereafter have the right to sell such securities upon the terms and conditions set forth in the notice for a period of ten business days thereafter. If the sale is not completed as to all or any part of the shares covered by the notice, those shares shall continue to be governed by this Agreement. The Shareholder giving the notice shall have the right to withdraw such notice at any time prior to acceptance of the right of purchase by any of the parties set forth above.”

4.    RATIFICATION OF THE FIRST REFUSAL AGREEMENT.    Except as expressly modified by the terms and provisions of this Agreement, the terms and provisions of the First Refusal Agreement are hereby ratified and shall remain in full force and effect. Capitalized terms not expressly defined in this Agreement shall have the meaning ascribed in the First Refusal Agreement.

5.    BENEFIT.    This Agreement shall be binding upon and shall operate for the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

6.    COUNTERPARTS; FACSIMILE SIGNATURES.    This Agreement may be executed in one or more counterparts, and using original or facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, notwithstanding that all parties have not physically executed the same counterpart.

7.    EXHIBITS.    The Exhibits to this Agreement shall constitute part of this Agreement and shall be deemed to be incorporated in this Agreement by reference and made a part of this Agreement as if set out in full at the point where first mentioned.

8.    SEVERABILITY.    If any clause or provision of this Agreement is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and that in lieu of each such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

9.    ENTIRE AGREEMENT.    This Agreement constitutes the entire understanding and agreement now existing between the parties with respect to the subject matter hereof and supersedes any prior agreement with respect thereto.

The parties hereto have executed this Waiver, Consent and Amendment Agreement, as of the date first written above.

MULTI-COLOR CORPORATION

By:	/s/ FRANCIS D. GERACE
Title:	President and Chief Executive Officer (“Company”)

/s/ JOHN C. COURT
JOHN C. COURT (“Court”)

/s/ BURTON D. MORGAN
BURTON D. MORGAN (“Morgan”)

/s/ JOHN D. LITTLEHALE
JOHN D. LITTLEHALE (“Littlehale”)

/s/ JOHN R. VOELKER
JOHN R. VOELKER (“Voelker”)

/s/ THOMAS F. COSTELLO
THOMAS F. COSTELLO (“Costello”)

/s/ PHILIP E. COURTIER
PHILIP E. COURTIER (“Courtier”)

The following parties join this Agreement for the sole purpose of acknowledging the obligations of a transferee pursuant to the Proposed Transfers as set forth in Section 1 of this Agreement.